Exhibit 10.23

                                      As of January 1, 2003


Mr. James S. Tisch
667 Madison Avenue
New York, New York  10021

Dear Mr. Tisch:

  Reference is made to your Employment Agreement with Loews Corporation (the "Company"), dated January 1, 1999, as amended by agreement dated January 1, 2002 (the "Employment Agreement").

  This will confirm our agreement that the Employment Agreement is amended as follows:

  1.  Term of Employment.  The period of your employment under and pursuant to
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the Employment Agreement is hereby extended for an additional period through and including December 31, 2003 upon all the terms, conditions and provisions of the Employment Agreement, as hereby amended.

  2.  Compensation.  You shall be paid as basic compensation (the "Basic
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Compensation") for your services to the Company and its subsidiaries under and pursuant to the Employment Agreement a salary at the rate of Eight Hundred Thousand ($800,000) Dollars per annum for the extension period January 1, 2003 through December 31, 2003. Basic Compensation shall be payable in accordance with the Company's customary payroll practices as in effect from time to time, and shall be subject to such increases as the Board of Directors of the Company, in its sole discretion, may from time to time determine.

  3.  Incentive Compensation Plan.  In addition to receipt of Basic
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Compensation under the Employment Agreement, you shall participate in the
Incentive Compensation Plan for Executive Officers of the Company (the "Compensation Plan") and shall be eligible to receive incentive compensation under the Compensation Plan as may be awarded in accordance with its terms.

  4.  Other Compensation.  The compensation provided pursuant to this Letter
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Agreement shall be exclusive of compensation and fees, if any, to which you may be entitled as an officer or director of a subsidiary of the Company.

  Except as herein modified or amended, the Employment Agreement shall remain in full force and effect.


Mr. James S. Tisch
As of January 1, 2003
Page 2


  If the foregoing is in accordance with your understanding, would you please sign the enclosed duplicate copy of this Letter Agreement at the place indicated below and return the same to us for our records.

                                       Very truly yours,

                                       LOEWS CORPORATION


                                       By:         /s/ Gary W. Garson
                                          ------------------------------------
                                                     Gary W. Garson
                                                  Senior Vice President

ACCEPTED AND AGREED TO:

  /s/ James S. Tisch
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    James S. Tisch

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